Exhibit 99.1

BioTime Subsidiary Asterias Biotherapeutics Announces Investment by CEO

  CEO Pedro Lichtinger purchases 200,000 shares of Asterias Series B common stock

ALAMEDA, Calif. & MENLO PARK, Calif.--(BUSINESS WIRE)--June 17, 2014--BioTime, Inc. (NYSE MKT: BTX) today announced that on June 12, 2014, Pedro Lichtinger, President and Chief Executive Officer of its subsidiary Asterias Biotherapeutics, Inc. (“Asterias”) purchased from Asterias 200,000 shares of Asterias Series B common stock at a price of $2.34 per share. The funds raised by this purchase will be used in part to finance Asterias’ therapeutic product development programs, which are based on the potential of using human embryonic stem (hES) cells to create innovative new therapies for diseases and conditions for which effective treatments are not presently available.

“The Board of Directors of Asterias is honored that Pedro elected to join Asterias as CEO and is very pleased that he also chose to make a significant financial commitment to the company,” said Alfred D. Kingsley, Chairman of the Asterias Board of Directors. “With Pedro at the helm, Asterias is focused on its efforts to develop and commercialize therapies that have the potential to treat patients with serious unmet medical needs. In particular, Pedro will lead Asterias through the process of advancing its lead clinical-stage programs, AST-OPC1 for the treatment of spinal cord injury and the AST-VAC2 allogeneic dendritic cell cancer immunotherapy platform.”

“I believe in Asterias’ technology, its therapeutic programs, and its talented employees and am committed to making the company a success,” remarked Mr. Lichtinger. “My efforts as the company’s CEO will focus on developing innovative therapies for critically ill and chronically ill patients, and creating significant value over time for Asterias shareholders.”

About Asterias

Asterias Biotherapeutics is a biotechnology company focused on the emerging field of regenerative medicine. Our core technologies center on stem cells capable of becoming all of the cell types in the human body, a property called pluripotency. We plan to develop therapies based on pluripotent stem cells to treat diseases or injuries in a variety of medical fields, with an initial focus on the therapeutic applications of oligodendrocyte progenitor cells (AST-OPC1) and antigen-presenting dendritic cells (AST-VAC1 and AST-VAC2) for the fields of neurology and oncology respectively. AST-OPC1 was tested for treatment of spinal cord injury in the world’s first Phase 1 clinical trial using human embryonic stem cell-derived cells. We plan to seek FDA clearance to reinitiate clinical testing of AST-OPC1 in spinal cord injury this year, and are also evaluating its function in nonclinical models of multiple sclerosis and stroke. AST-VAC1 and AST-VAC2 are dendritic cell-based vaccines designed to immunize cancer patients against telomerase, a protein abnormally expressed in over 95% of human cancer types. AST-VAC2 differs from AST-VAC1 in that the dendritic cells presenting telomerase to the immune system are produced from human embryonic stem cells instead of being derived from human blood.

In October of 2013, Asterias acquired the cell therapy assets of Geron Corporation. These assets included INDs for the clinical stage AST-OPC1 and AST-VAC1 programs, banks of cGMP-manufactured AST-OPC1 drug product, cGMP master and working cell banks of human embryonic stem cells, over 400 patents and patent applications filed worldwide including broad issued claims to fundamental platform technologies for the scalable growth of pluripotent stem cells and compositions of matter for several hESC-derived therapeutic cell types, research cell banks, customized reagents and equipment, and various assets relating to the AST-VAC2 program and preclinical programs in cardiology and orthopedics.

Asterias is a member of the BioTime family of companies.

Additional information about Asterias can be found at www.asteriasbiotherapeutics.com.

About BioTime

BioTime is a biotechnology company engaged in research and product development in the field of regenerative medicine. Regenerative medicine refers to therapies based on stem cell technology that are designed to rebuild cell and tissue function lost due to degenerative disease or injury. BioTime’s focus is on pluripotent stem cell technology based on human embryonic stem (“hES”) cells and induced pluripotent stem (“iPS”) cells. hES and iPS cells provide a means of manufacturing every cell type in the human body and therefore show considerable promise for the development of a number of new therapeutic products. BioTime’s therapeutic and research products include a wide array of proprietary PureStem® progenitors, HyStem® hydrogels, culture media, and differentiation kits. BioTime is developing Renevia™ (a HyStem® product) as a biocompatible, implantable hyaluronan and collagen-based matrix for cell delivery in human clinical applications, and is planning to initiate a pivotal clinical trial around Renevia™, in 2014. In addition, BioTime has developed Hextend®, a blood plasma volume expander for use in surgery, emergency trauma treatment and other applications. Hextend® is manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ HealthCare Corporation, under exclusive licensing agreements.

BioTime is also developing stem cell and other products for research, therapeutic, and diagnostic use through its subsidiaries:

  Asterias Biotherapeutics, Inc. is developing pluripotent stem-cell based therapies in neurology and oncology, including AST-OPC1 oligodendrocyte progenitor cells in spinal cord injury, multiple sclerosis and stroke, and AST-VAC2, an allogeneic dendritic cell-based cancer vaccine.
  BioTime Asia, Ltd., a Hong Kong company, may offer and sell products for research use for BioTime’s ESI BIO Division.
  Cell Cure Neurosciences Ltd. is an Israel-based biotechnology company focused on developing stem cell-based therapies for retinal and neurological disorders, including the development of retinal pigment epithelial cells for the treatment of macular degeneration, and treatments for multiple sclerosis.
  ESI BIO is the research and product marketing division of BioTime, providing stem cell researchers with products and technologies to enable them to translate their work into the clinic, including PureStem® progenitors and HyStem® hydrogels.
  LifeMap Sciences, Inc. markets, sells, and distributes GeneCards®, the leading human gene database, as part of an integrated database suite that also includes the LifeMap Discovery® database of embryonic development, stem cell research, and regenerative medicine, and MalaCards, the human disease database.
  LifeMap Solutions, Inc. is a subsidiary of LifeMap Sciences focused on developing mobile health (mHealth) products.
  OncoCyte Corporation is developing products and technologies to diagnose and treat cancer, including PanC-Dx™, with three clinical trials currently underway.
  OrthoCyte Corporation is developing therapies to treat orthopedic disorders, diseases and injuries.
  ReCyte Therapeutics, Inc. is developing therapies to treat a variety of cardiovascular and related ischemic disorders, as well as products for research using cell reprogramming technology.

BioTime stock is traded on the NYSE MKT, ticker BTX. For more information, please visit www.biotimeinc.com or connect with the company on Twitter, LinkedIn, Facebook, YouTube, and Google+.

FORWARD-LOOKING STATEMENTS

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the businesses of BioTime and its subsidiaries, including Asterias, particularly those mentioned in the cautionary statements found in BioTime's and Asterias’ Securities and Exchange Commission filings. BioTime and Asterias disclaim any intent or obligation to update these forward-looking statements.

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CONTACT:
Asterias Biotherapeutics, Inc.
Mary Ann Dunmire, 650-433-2900
mdunmire@asteriasbio.com
or
BioTime, Inc.
Judith Segall, 510-521-3390, ext 301
jsegall@biotimemail.com